Registration No. 333

               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549


                         FORM S-8
                    REGISTRATION STATEMENT
                         UNDER
                  THE SECURITIES ACT OF 1933


                 MICROWAVE POWER DEVICES, INC.
     (Exact name of registrant as specified in its charter)


    Delaware                                13-3622306
(State or other jurisdiction of  (I.R.S. Employer Identification
incorporation or organization)               Number)

                    49 Wireless Boulevard
                 Hauppauge, New York  11788
     (Address of principal executive offices) (Zip code)

     Microwave Power Devices, Inc. 1995 Stock Option Plan
     Microwave Power Devices, Inc. 1996 Stock Option Plan
                    (Full title of the Plans)

                         Edward J. Shubel
                    Chief Executive Officer
               Microwave Power Devices, Inc.
                    49 Wireless Boulevard
                    Hauppauge, New York  11788
                         (516) 231 1400
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         Copies to:
                    Stephen W. Rubin, Esq.
                      Proskauer Rose LLP
                         1585 Broadway
                    New York, New York 10036
                         (212) 969 3000






               CALCULATION OF REGISTRATION FEE

Title of securities      Amount to be        Proposed
to be registered         registered (1)      Maximum Offering
                                             offering price
                                             per share

Common Stock, par        525,000 shares      $8.38(2)
value $.01 per share

Common Stock, par        475,000 shares      $8.875(3)
value $.01 per share


Proposed maximum         Amount of
aggregate offering       Registration
price                    Fee

$4,399,500(2)            $1,333.19

$4,215,625(3)            $1,277.47


(1) The maximum number of shares as to which awards may be granted under the Microwave Power Devices, Inc. 1995 Stock Option Plan (the "1995 Plan") and the Microwave Power Devices, Inc. 1996 Stock Option Plan (the "1996 Plan" and together with the 1995 Plan, the "Option Plans"). Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also registers such additional indeterminate number of shares of Common Stock as may be offered or issued to adjust for any stock splits, stock dividends or similar transactions, as provided for by the Option Plans.
(2) Computed pursuant to Rule 457(h) promulgated under the Securities Act of 1933 and is the product of multiplying the 525,000 shares as to which options have been granted under the 1995 Plan by $8.38, which is the weighted average exercise price for options granted under the 1995 Plan.
(3) Computed pursuant to Rule 457(c) and (h) promulgated under the Securities Act of 1933 and is the product of multiplying the 475,000 shares as to which options may be granted under the 1996 Plan by $8.875, which is the average of the high and low price of the Registrant's Common Stock reported on the Nasdaq National Market on August 15, 1997. The price stated is estimated solely for the purpose of calculating the Registration Fee.



                              PART I

          INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS


          The Section 10(a) prospectuses for the Microwave Power Devices, Inc. 1995 Stock Option Plan and the Microwave Power Devices, Inc. 1996 Stock Option Plan are not being filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement.







                         PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Microwave Power Devices, Inc., a Delaware corporation (the
"Registrant" or the "Company"), is registering herewith 1,000,000 shares of its common stock, par value $.01 per share (the "Common
Stock"), which are issuable pursuant to the Option Plans.

     Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission by the Company are incorporated herein by reference:

     (1)  Annual Report on Form 10-K for the fiscal year ended
          December 31, 1996.

     (2) Definitive Proxy Statement dated April 10, 1997 filed in connection with the Company's 1997 Annual Meeting of Stockholders.

     (3) Quarterly Reports on Form 10-Q for the three months ended March 31, 1997 and for the three months ended
          June 30, 1997.

     (4) The description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration Statement filed on Form 8-A (No. 0-8574) pursuant to Section 12 of the Securities Exchange Act of 1934.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all remaining securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein and to be part hereof from the date of filing such documents.


     Item 4.  Description of Securities.

     Not applicable.

     Item 5.  Interest of Named Experts and Counsel.

     Certain legal matters relating to the issuance of the shares of Common Stock offered hereby have been passed upon by Proskauer Rose LLP, 1585 Broadway, New York, NY 10036.

     Stephen W. Rubin, Esq., a member of Proskauer Rose LLP and
     Secretary of the Company, is indirectly the beneficial owner of 2,000 shares of the Company's Common Stock.



     Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the GCL) permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. Article TENTH of the Company's Amended and Restated Certificate of Incorporation and Section 7 of the Company's By laws provides for indemnification of the Company's officers and directors to the fullest extent provided by the GCL and other applicable laws as currently in effect and as they may be amended in the future. The Company maintains directors' and officers' liability insurance insuring, with certain exceptions and conditions, the Company's directors and officers in their capacity as such against liability with respect to certain specified proceedings.

     Section 8(c) of the Underwriting Agreement filed as Exhibit
1.1 to the Company's Registration Statement on Form S 1
(Registration No. 33 94142) provides for the indemnification of directors and officers of the Company by the Underwriters under certain circumstances.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.



     Item 7.  Exemption from Registration Claimed.

     Not applicable.



     Item 8.  Exhibits.


      4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1
          (Registration No. 33-94142))

      4.2 By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on
          Form S-1 (Registration No. 33-94142))

      4.3 Microwave Power Devices, Inc. 1995 Stock Option Plan
          (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S 1
          (Registration No. 33 94142))

      4.4 Microwave Power Devices, Inc. 1996 Stock Option Plan (incorporated by reference to Exhibit 10.12 to the Company's Annual Report on Form 10 K, as amended by an Amendment on Form 10 K/A, for the fiscal year ended December 31, 1995).

     * 5.1     Opinion of Proskauer Rose LLP

     *23.1     Consent of Arthur Andersen LLP

     *23.3     Consent of Proskauer Rose LLP (included in Exhibit
               5.1)

     *24       Power of Attorney (included on signature page)

*  Filed herewith.


     Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S 3 or Form S 8, and the information required to be included in a post effective amendment by (i) and (ii) is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S 8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on August 21, 1997.

                              Microwave Power Devices, Inc.
                              By  /s/ Edward J. Shubel
                              Edward J. Shubel, Chief Executive
                              Officer



          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward J. Shubel and Paul Donofrio, and each of them acting singly, his or her attorney in fact, with full power of substitution, for him or her in all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signatures          Title                    Date

/s/ Edward J. Shubel    Chief Executive Officer;  August 21, 1997
    Edward J. Shubel    Director
                        (Principal Executive Officer)

/s/ Paul E. Donofrio    Chief Financial           August 21, 1997
    Paul E. Donofrio    Officer
                        (Principal Financial Officer and
                         Principal Accounting Officer)

/s/ George J. Sbordone  Chairman of the           August 21, 1997
    George J. Sbordone  Board

/s/ Merril M. Halpern   Director                  August 21, 1997
    Merril M. Halpern

/s/ A. Lawrence Fagan   Director                  August 21, 1997
    A. Lawrence Fagan

/s/ Alfred Weber        Director                  August 21, 1997
    Alfred Weber

/s/ David J. Aldrich    Director                  August 21, 1997
    David J. Aldrich

/s/ Warren A. Law       Director                  August 21, 1997
    Warren A. Law

/s/ James S. Silver     Director                  August 21, 1997
    James S. Silver

                                                      EXHIBIT 5.1



                             August 21, 1997


Microwave Power Devices, Inc.
49 Wireless Boulevard
Hauppauge, New York  11788

Dear Sirs:

    We are acting as counsel to Microwave Power Devices, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S 8 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, relating to the registration of 1,000,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company. The Shares are to be issued by the Company pursuant to the Company's 1995 Stock Option Plan and the Company's 1996 Stock Option Plan (the "Plans").

    As such counsel, we have participated in the preparation of the Registration Statement and have reviewed the corporate minutes relating to the issuance of the Shares pursuant to the Plans and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and certificates of public officials and of representatives of the Company.

    Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon issuance of the Shares in accordance with the terms of the Plans, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid, and non-assessable.

    We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                             Very truly yours,


                             PROSKAUER ROSE LLP










                                                      EXHIBIT 23.1




         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 24, 1997 included in the Form 10-K of Microwave Power Devices, Inc. for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.





                                  ARTHUR ANDERSEN LLP



Melville, New York
August 21, 1997